                                  EXHIBIT 11
                           LAW COMPANIES GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)

                                                         For the Nine Month
                                   For the Quarters         Periods Ended
                                  Ended September 30,       September 30,
                                  -------------------    ------------------
                                   1996         1995      1996        1995
                                  ------       ------    ------      ------
Net income (loss)                 $  574       $ (196)   $1,262      $2,909
                                  ======       ======    ======      ======
Average number of shares of
 capital stock outstanding         1,913        1,930     1,907       1,930

Assuming exercise of options
 based on the treasury stock
 method using average market
 price                                 -            -         -          74
                                  ------       ------    ------      ------

Average number of primary
 shares of capital stock
 outstanding                       1,913        1,930     1,907       2,004
                                  ======       ======    ======      ======

Primary earnings (loss)
 per share                        $  .30       $ (.10)   $  .66      $ 1.45
                                  ======       ======    ======      ======

Average number of shares
 of capital stock outstanding      1,913        1,930     1,907       1,930

Assuming exercise of options
 based on the treasury stock
 method using previous year-end
 market price                          -            -         -          74
                                  ------       ------    ------      ------

Average number of shares of
 capital stock outstanding
 assuming full dilution            1,913        1,930     1,907       2,004
                                  ======       ======    ======      ======

Fully diluted earnings (loss)
 per share                        $  .30       $ (.10)   $  .66      $ 1.45
                                  ======       ======    ======      ======
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